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DATE:         August 4, 1997
TO:           Bill Brink, Andy Goletz
FROM:         MikeNoack
CC:           John Fanelli, Steve Callahan, Steve Ingram
RE:           Change Order Freeze

Overview

       The Alliance and ISO Project Management are recommending a multiple release strategy throughout 1998 to address additional functionality requests related to the SI/SA/BBS subsystems.

Scope

       The Alliance needs to focus their time on completing already committed work. In order to save time in the short term, the only changes that will be implemented prior to 1/1/98 will fall into one of the following categories: \

                1. When a significant functional gap between the Tariff and DSOW is found and cannot be resolved by amending the Tariff;

                2. When a significant functional gap is identified during
                   integration testing.

                   I

Process

       All proposed functionality changes will follow the following process
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